UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2009

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

FDIC Order

    On February 26, 2009, Horizon Bank (the “Bank”), wholly-owned subsidiary of Horizon Financial Corp. (“Company”) entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Federal Deposit Insurance Corporation, or FDIC, and the Washington Department of Financial Institution, or DFI.

     Under the terms of the FDIC order, the Bank cannot declare dividends without the prior written approval of the FDIC and the DFI. Other material provisions of the order require the Bank to:

•	strengthen the Bank’s board of directors’ oversight of management and operations of the Bank;
•	increase and subsequently maintain specified capital levels;
•	enhance its practices and written policies for determining the adequacy of the allowance for loan and lease losses;
•	eliminate loans classified as “Loss” and “Doubtful” at its regulatory examination, and reduce the loans classified as “Substandard” as a percent of capital;
•	not extend additional credit to borrowers whose loan had been classified as “Loss” and is uncollected;
•	develop a plan to reduce the amount of construction and land development loans;
•	develop a three year strategic plan outlining specific goals for loans, investments and deposits, acceptable to the FDIC;
•	Enhance its written funds management and liquidity policy;
•	not increase brokered deposits and develop a plan to reduce brokered deposits, and
•	prepare and submit progress reports to the FDIC and the DFI. The FDIC order will remain in effect until modified or terminated by the FDIC and the DFI.

     All customer deposits remain fully insured to the fullest extent permitted by the FDIC. The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions. Neither the Company nor the Bank admitted any wrongdoing in entering into the Stipulation and Consent to the Issuance of a Cease and Desist Order. The FDIC and DFI did not impose or recommend any monetary penalties.

The description of the Order and the Stipulation and Consent set forth in this Item 1.01 are qualified in their entirety by reference to the Order and Stipulation and Consent, copies of which are attached as Exhibits 10.1 and 10.2, respectively hereto and are incorporated by reference herein in their entirety.

FRB Notice

On February 6, 2009, the Federal Reserve Bank of San Francisco, or FRB, notified the Company and the Bank that in light of the seriousness of the supervisory concerns, immediate efforts by the board and management are essential to return the company to a satisfactory condition for purposes of Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  As a result of this   notification neither the Company nor the Bank may appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the FRB.  In addition, neither the Company nor the Bank may make indemnification and severance payments without complying with certain statutory restrictions including prior written approval of the FRB and concurrence from the FDIC.

     On March 2, 2009, the Company issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1	Order to Cease and Desist with the FDIC and DFI.

10.2	Stipulation and Consent to the Issuance of an Order to Cease and Desist.

99.1	Press Release of Horizon Financial Corp. dated March 2, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: March 2, 2009	By:	/s/Richard P. Jacobson
Richard P. Jacobson
Chief Executive Officer

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EXHIBIT INDEX

Exhibit 10.1	Order to Cease and Desist with the FDIC and DFI.

Exhibit 10.2	Stipulation and Consent to the Issuance of an Order to Cease and Desist dated February 26, 2009.

Exhibit 99.1	Press Release of Horizon Financial Corp. dated March 2, 2009.